Exhibit 99.1

IIOT-OXYS, Inc. Leadership Conducts New Audio Interview Answering Shareholder Questions and Provides Overview of Recent Financial and Operational Results

CAMBRIDGE, MA / ACCESSWIRE / June 16, 2022 / IIOT-OXYS, Inc. (OTC PINK:ITOX) (“the Company”) announced it has conducted an audio interview to discuss its recent financial results, answer shareholder questions and provide an operational outlook moving forward.

IIOT-OXYS, Inc. CEO, Cliff Emmons, and COO, Karen McNemar, who also fill the roles of interim CTO and interim CFO, respectively, each provided their personal insights into recent news and business operations. Furthermore, each of them fielded several questions submitted to the Company by its shareholders.

“We continue to gain traction with strategic partners, customers, and potential customers in our key two markets: Smart Manufacturing (aka) Industry 4.0 and Structural Health Monitoring … We have significant positive momentum …,” Emmons says. “We’re pleased to begin these quarterly audio shareholder Q&A interviews...”

The interview also highlights the Company’s work with its partners Aingura IIoT, S.L. (Aingura), and the budding collaboration with Aretas Sensor Networks, Inc. (Aretas) in the Indoor Air Quality (IAQ) sector.

The full interview can be heard at: https://www.smallcapvoice.com/june-interview-iiot-oxys-itox/.

About IIOT-OXYS, Inc.

IIOT-OXYS, Inc. (OTC PINK: ITOX) is a technology company at the intersection of IIoT, AI & Machine Learning, Edge Computing and Manufacturing Operations. We provide actionable mission-critical insights for the Medical/Pharmaceutical, Manufacturing, Agriculture, Defense, and Structural Health, and other industries. IIOT-OXYS's edge computing open-source hardware and proprietary ML algorithms employ our Minimally Invasive Load Monitoring (MILM) technology to simply gather data and gain insights to monitor, scope, move from preventive to predictive maintenance, and even optimize development and manufacturing processes. For additional information visit www.oxyscorp.com.

Forward-Looking Statements

This news release contains forward-looking statements that reflect Management's current views about future events and financial performance. Forward-looking statements often contain words such as ''expects,'' ''anticipates,'' ''intends,'' or ''believes.'' Our forward-looking statements are subject to a number of risks and uncertainties that may cause actual results and events to differ materially from those projected in the forward-looking statements. Risks and uncertainties that could adversely affect us include, without limitation, the loss of major customers, our failure to obtain new contracts, our inability to patent products or processes, our infringement of patents held by others, our inability to finance our business and the other risks and uncertainties that are discussed in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this news release are made only as of the date of this news release. We undertake no obligation to update our forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:

IIOT-OXYS Inc.

Clifford L. Emmons

CEO

contact@oxyscorp.com

www.oxyscorp.com

SOURCE: IIoT-OXYS Inc.